UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

GridAI Technologies Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-37853	46-4993860
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502
Boca Raton, FL   33431

(Address of Principal Executive Offices)   (Zip Code)

(561) 589-5444

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2025, GridAI Technologies Corp. (f/k/a Entero Therapeutics, Inc.) (the “Company”) entered into a Revolving Loan Agreement dated January 27, 2025 (the “Revolving Loan Agreement”), with 1396974 BC Ltd. (the “Lender”) pursuant to which the Lender agreed to make loans to the Company. Under the Revolving Loan Agreement, the outstanding principal balance of all outstanding loans, all accrued and unpaid interest and all other amounts, costs, expenses and/or liquidated damages were due in full on January 31, 2026 (the “Maturity Date”). On April 1, 2026, the Company received a demand letter from the Lender’s counsel, asserting that the Company is in default of the Revolving Loan Agreement as the Maturity Date has passed and the amounts due under the Revolving Loan Agreement have not been repaid, and demanding the Company to pay a total sum of $1,014,675, which includes the principal amounts received by the Company ($700,000), interest and a 20% increase of these amounts due to the default pursuant to the terms of Revolving Loan Agreement. The Company is evaluating the effects of this event and is currently in active discussions with the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIDAI TECHNOLOGIES CORP.

Date: April 24, 2026	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Chief Executive Officer